As  filed  with the Securities and Exchange Commission on August
26, 1999
                                      Registration No. 333-
===================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           --------

                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    HARLEYSVILLE GROUP INC.
     (Exact name of registrant as specified in its charter)

          Delaware                         51-0241172
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

      355 Maple Avenue, Harleysville, Pennsylvania  19438
       (Address of principal executive offices)   (Zip Code)


                            --------

   HARLEYSVILLE GROUP INC. YEAR 2000 DIRECTORS' STOCK OPTION PROGRAM
                      (Full title of the plan)

                       Walter R. Bateman
        Chairman, President and Chief Executive Officer
                    Harleysville Group Inc.
                        355 Maple Avenue
                Harleysville, Pennsylvania 19438
            (Name and address of agent for service)

                         (215) 256-5000
 (Telephone number, including area code, of agent for service)

                            --------

                        With Copies to:

James W. Jennings, Esquire              Roger A. Brown, Esquire
Morgan, Lewis & Bockius LLP             Harleysville Group Inc.
1701 Market Street                      355 Maple Avenue
Philadelphia, PA 19103-2921             Harleysville,  PA  19438-2297
(215) 963-5276                          (215) 256-5173


                CALCULATION OF REGISTRATION FEE
==============================================================================
                                    Proposed      Proposed
                                    maximum       maximum
                       Amount       offering      aggregate    Amount of
Title of Securities    to be        price per     offering    registration
 to be registered    registered       unit        price <F1>     fee <F1>
------------------   ----------     --------      ----------  ------------
Common Stock
 $1.00 par value      123,500<F2>    $19.50<F1>   $2,408,250  $669.49

[FN]
<F1>Pursuant to Rule 457(h), the registration fee has been calculated based on the average of the high and low prices of Registrant's Common Stock on August 23, 1999 on the NASDAQ National Market System.
<F2>Pursuant to Rule 416, this Registration Statement also covers such additional shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
===============================================================================
       Page II-1

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
        -----------------------------------------------


    The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

   a.   Annual  Report  on  Form 10-K for the fiscal  year  ended
        December 31, 1998 filed by the Company pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act").

   b. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

   c.   Current Report on Form 8-K filed June 23, 1999.

   d. The description of the Company's common stock set forth in response to Item 9 of the Registration Statement on Form S-1 filed by the Company on April 15, 1986 under the Securities Act of 1933, including all amendments and reports subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein or in any subsequently filed appendix to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXPERTS

The consolidated financial statements and schedules of the Company as of December 31, 1998 and for each of the years in the three-year period ended December 31, 1998, which reports appear in or are incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1998, have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts

       Page II-2

in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4.  Not applicable.

Item 5.  Not applicable.


Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
        ------------------------------------------

   The Company's Certificate of Incorporation and By-Laws contain provisions permitted by the Delaware General Corporation Law ("DGCL") (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.

    In addition, the Company's Certificate of Incorporation contains provisions permitted by the DGCL that limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty, and its By-Laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  Not applicable.

Item 8.  EXHIBITS
         --------

   Reference is made to the Exhibit Index on Page II-6.

Item 9.   UNDERTAKINGS
          ------------

   The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

       Page II-3

               (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts
               or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

               (iii)  To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (1)(i) and
               --------    -------
               (1)(ii) shall not apply to this registration statement on Form S-8 if the information required to be included in the post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of
               1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---- ----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)   That, for purposes of determining any liability
under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                               ---- ----
thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

       Page II-4

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
                           ----------

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on this 25th day of August, 1999.

                          HARLEYSVILLE GROUP INC.


                         BY:  /s/Walter  R. Bateman
                              ----------------------
                              Walter R. Bateman
                              Chairman, President and
                              Chief Executive Officer




                       POWER OF ATTORNEY
                       ------------------


      Each person whose signature appears below constitutes and appoints each of Walter R. Bateman and Roger A. Brown, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Page II-5







     Signature                    Title                 Date
     ---------                    -----                 -----


/s/Walter R. Bateman      Chairman, President,      August 25, 1999
--------------------     Chief Executive Officer
Walter R. Bateman          and a Director


/s/Bruce J. Magee     Senior Vice President,        August 25, 1999
--------------------    Chief Financial Officer
Bruce J. Magee           (Principal financial
                         officer and principal
                          accounting officer)


/s/Michael L. Browne         Director               August  25, 1999
--------------------
Michael L. Browne


/s/Robert D. Buzzell         Director               August  25, 1999
--------------------
Robert D. Buzzell


/s/William E. Strasburg      Director               August  25, 1999
-----------------------
William E. Strasburg


/s/Frank E. Reed             Director               August  25, 1999
----------------
Frank E. Reed


/s/Joseph E. McMenamin       Director                 August  25, 1999
----------------------
Joseph E. McMenamin


/s/Lowell R. Beck            Director                 August  25, 1999
-----------------
Lowell R. Beck


/s/Jerry S. Rosenblum        Director                 August 25, 1999
---------------------
Jerry S. Rosenbloom





       Page II-6


                         EXHIBIT INDEX

Exhibit
Number                Description of Exhibits
------                -----------------------

(4)(A) Amended and Restated Certificate of Incorporation of Registrant - incorporated by reference to Exhibit (4)(A) to the Registrant's S-8 Registration Statement No. 333-03127 filed May 3, 1996.

(4)(B) Amended and Restated By-Laws of Registrant - incorporated by reference to Exhibit (4)(B) to the Registrant's
          Post-Effective Amendment No. 1 to S-3 Registration Statement No. 33-90810 filed October 10, 1995.

(4)(C)*   Year 2000 Directors' Stock Option Program of Registrant.

(5)* Opinion of Morgan, Lewis & Bockius LLP re legality of shares of Common Stock being offered hereby.

(23)(A)*  Consent of KPMG LLP.

    (B)   Consent of Morgan, Lewis & Bockius LLPv(included  in
          Exhibit (5)).

(24)*     Power of Attorney included on Page II-4.


-----------------
*Filed herewith.